Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Jane Elliott, Chief Communications and HR Officer	Cam Potts, VP, Communications
770-833-3500	651-233-7735
investorrelations@Deluxe.com	Cameron.Potts@Deluxe.com

DELUXE REPORTS THIRD QUARTER 2020 RESULTS AND DECLARES REGULAR DIVIDEND

•Delivered improved sequential third quarter financial results
•Sales-driven success and historic transformation accelerate
•Confidence in financial strength as liquidity continues to build

Shoreview, Minn. – November 5, 2020 – Deluxe (NYSE: DLX), a Trusted Business Technology™ company, today reported operating results for its third quarter ended September 30, 2020.

“Deluxe delivered better than expected results for the third quarter while accelerating our historic transformation, despite COVID-19 challenges. Reported revenue, net income and adjusted EBITDA margins all improved sequentially from last quarter, while further reducing debt,” said Barry McCarthy, President & CEO of Deluxe. “Our sales-driven ‘One Deluxe’ approach and financial health helped us win two important new deals in-quarter, closing a total of six of our top 25 prospects year-to-date.”

McCarthy continued, “The durability and strength of our business and strategy are clear in our performance. We also accelerated our transformation, announcing plans to lower future operating expense on several fronts, including relocation of existing sites in Minneapolis and Atlanta and consolidating others. We now have even more confidence in our future.”

Third Quarter 2020 Financial and Segment Highlights

	3rd Quarter 2020	3rd Quarter 2019	% Change
Revenue	$439.5 million	$493.6 million	(11.0%)
Net Income (Loss)	$29.4 million	($318.5 million)	n/m
Adjusted EBITDA	$102.5 million	$119.3 million	(14.1%)
Diluted EPS – GAAP	$0.70	($7.49)	n/m
Adjusted Diluted EPS	$1.47	$1.71	(14.0%)

n/m – not meaningful

•Revenue was $54.1 million lower than last year. COVID-19 continued to negatively impact our results, primarily across the Promotional Solutions, Cloud Solutions and Checks segments.

•The Payments segment delivered strong revenue growth of 15.6% over the same period last year, benefiting from Treasury Management revenue growth of 20.9% in the third quarter driven primarily by December 2019 sales wins.
•Net income of $29.4 million was impacted by COVID-19, compared to a net loss of $318.5 million in the third quarter 2019. 2019 results included pre-tax, non-cash asset impairment charges of $391.0 million. The impairment charges related to goodwill, as well as amortizable intangible assets.
•Adjusted EBITDA margin improved sequentially by 290 basis points to 23.3% despite a $16.8 million decline in adjusted EBITDA compared to the prior year. Management continues to aggressively execute cost-savings and efficiency programs.
•Cash flow from operations for the nine months ending September 30, 2020 was $166.8 million and capital expenditures were $42.7 million. Free cash flow, defined as cash provided by operating activities less capital expenditures, was $124.1 million, a decrease of $34.2 million as compared to 2019. In addition to COVID-19, free cash flow was impacted by previously disclosed expenditures to support the Company’s business transformation and the ongoing secular decline in checks. These impacts were partially offset by lower income taxes and a legal settlement in the prior year.
•At the end of the third quarter, the Company had $1.04 billion of total debt outstanding under its revolving credit facility, compared to $883.5 million at the beginning of 2020. Liquidity was $413.0 million, with cash and cash equivalents totaling $310.4 million at the end of the quarter.
•Net debt of $729.6 million was the lowest since June 30, 2018. Net debt is a non-GAAP financial measure as defined in the reconciliation tables attached.

Outlook

Due to the significant ongoing uncertainties in the macro-economic environment, the Company previously withdrew its 2020 outlook and is not providing detailed fourth quarter 2020 or full year 2021 financial guidance at this time.

The Company does expect fourth quarter 2020 year-over-year revenue performance on a percentage basis to be softer than third quarter 2020 due to expected COVID-related delays in customer implementations of new wins and data campaigns. This will be most evident in Payments, where the Company expects a temporary slowing of double-digit growth to low/mid-single digit growth. The Company is confident in Payments’ growth prospects and expects overall margins to remain in the long-term target range.

Capital Allocation and Dividend
The Board of Directors approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on December 7, 2020 to shareholders of record as of market closing on November 23, 2020.

Earnings Call Information
A live conference call will be held today at 4:45 p.m. ET (3:45 p.m. CT) to review the financial results. Listeners can access the call by dialing 1-615-247-0252 (access code 1836019). A presentation also will be available via a webcast on the investor relations website at www.deluxe.com/investor. Alternatively, an audio replay of the call will be available after 8:00 p.m. ET and through midnight on November 13, 2020 by dialing 1-404-537-3406 (access code 1836019).

About Deluxe Corporation
Deluxe, a Trusted Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth, and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports approximately 4.5 million small businesses, over 4,000 financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2.8 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning Deluxe, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government stay-at-home orders or other similar directives on our future results of operations, our future financial condition and our ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the Company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s checks, check-related products and services and business forms; risks that the Company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; the risk that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the Company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws and regulations. The Company’s cash dividends are declared by the Board of Directors on a current basis and therefore, may be subject to change. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2019 and in the Company's Form 10-Q for the quarter ended June 30, 2020.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Product revenue	$298.8	$346.3	$908.2	$1,043.9
Service revenue	140.7	147.3	428.1	442.7
Total revenue	439.5	493.6	1,336.3	1,486.6
Cost of products	(108.4)	(133.8)	(332.8)	(398.8)
Cost of services	(66.1)	(69.9)	(206.0)	(207.0)
Total cost of revenue	(174.5)	(203.7)	(538.8)	(605.8)
Gross profit	265.0	289.9	797.5	880.8
Selling, general and administrative expense	(198.9)	(213.3)	(634.6)	(665.8)
Restructuring and integration expense	(18.9)	(26.3)	(57.0)	(49.1)
Asset impairment charges	(2.8)	(391.0)	(98.0)	(391.0)
Operating income (loss)	44.4	(340.7)	7.9	(225.1)
Interest expense	(5.1)	(8.7)	(18.3)	(27.2)
Other income	2.2	2.2	8.5	6.1
Income (loss) before income taxes	41.5	(347.2)	(1.9)	(246.2)
Income tax (provision) benefit	(12.1)	28.7	(13.9)	1.5
Net income (loss)	29.4	(318.5)	(15.8)	(244.7)
Non-controlling interest	—	—	(0.1)	—
Net income (loss) attributable to Deluxe	$29.4	($318.5)	($15.9)	($244.7)
Weighted average dilutive shares	42.0	42.5	42.0	43.3
Diluted earnings (loss) per share	$0.70	($7.49)	($0.40)	($5.65)
Adjusted diluted earnings per share	1.47	1.71	3.70	4.88
Capital expenditures	15.6	17.3	42.7	49.7
Depreciation and amortization expense	28.0	30.5	83.1	95.4
EBITDA	74.6	(308.0)	99.4	(123.6)
Adjusted EBITDA	102.5	119.3	269.7	350.5

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	September 30, 2020	December 31, 2019	September 30, 2019
Cash and cash equivalents	$310.4	$73.6	$73.5
Other current assets	367.5	398.6	352.2
Property, plant & equipment	80.7	96.5	92.7
Operating lease assets	40.5	44.4	41.7
Intangibles	234.8	276.1	287.5
Goodwill	736.8	804.5	800.3
Other non-current assets	236.5	249.6	241.1
Total assets	$2,007.2	$1,943.3	$1,889.0

Total current liabilities	$378.9	$407.9	$361.9
Long-term debt	1,040.0	883.5	924.0
Non-current operating lease liabilities	30.9	33.6	32.4
Other non-current liabilities	46.0	47.4	45.2
Shareholders' equity	511.4	570.9	525.5
Total liabilities and shareholders' equity	$2,007.2	$1,943.3	$1,889.0
Net debt	$729.6	$809.9	$850.5
Shares outstanding	41.9	42.1	42.1
Number of employees	6,388	6,352	6,409

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019(1)
Cash provided (used) by:
Operating activities:
Net loss	($15.8)	($244.7)
Depreciation and amortization of intangibles	83.1	95.4
Asset impairment charges	98.0	391.0
Prepaid product discount payments	(24.9)	(20.4)
Other	26.4	(13.3)
Total operating activities	166.8	208.0
Investing activities:
Purchases of capital assets	(42.7)	(49.7)
Proceeds from sale of facilities	9.7	—
Other	1.3	3.1
Total investing activities	(31.7)	(46.6)
Financing activities:
Net change in debt	156.5	14.0
Dividends	(38.1)	(39.1)
Share repurchases	(14.0)	(118.5)
Shares issued under employee plans	3.1	3.2
Net change in customer funds obligations	(9.4)	(8.7)
Other	(4.7)	(8.1)
Total financing activities	93.4	(157.2)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(3.3)	2.6
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	225.2	6.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	174.8	145.3
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$400.0	$152.1
Free cash flow	$124.1	$158.3

(1) The 2019 statement of cash flows has been revised from amounts reported in the prior year to reflect certain holdback payments for acquisitions and asset purchases within other financing activities. Previously, these amounts were included within investing activities.

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Payments	$74.7	$64.6	$223.9	$193.9
Cloud Solutions	63.8	80.0	193.6	237.2
Promotional Solutions	124.9	156.8	385.7	468.2
Checks	176.1	192.2	533.1	587.3
Total	$439.5	$493.6	$1,336.3	$1,486.6
Adjusted EBITDA:
Payments	$16.7	$17.2	$50.4	$52.0
Cloud Solutions	16.4	20.2	45.5	56.4
Promotional Solutions	21.5	22.9	46.5	68.8
Checks	85.0	98.8	258.4	300.9
Corporate	(37.1)	(39.8)	(131.1)	(127.6)
Total	$102.5	$119.3	$269.7	$350.5
Adjusted EBITDA Margin:
Payments	22.4%	26.6%	22.5%	26.8%
Cloud Solutions	25.7%	25.3%	23.5%	23.8%
Promotional Solutions	17.2%	14.6%	12.1%	14.7%
Checks	48.2%	51.4%	48.5%	51.2%
Total	23.3%	24.2%	20.2%	23.6%

Effective January 1, 2020, the Company reorganized its operations into four reportable business segments based on its product and service offerings. In addition, management began utilizing Adjusted EBITDA to determine the allocation of Company resources and to assess segment operating performance. Adjusted EBITDA is the measure of segment performance presented in the Company's Form 10-Q for the quarter ended June 30, 2020 in accordance with Accounting Standards Codification 280. Corporate consists of those costs that are not directly attributable to a business segment, primarily marketing, accounting, information technology, facilities, executive management, legal, tax and treasury costs that support the corporate function. Corporate also includes other income. Prior period information has been revised to reflect these changes. A reconciliation of net income (loss) to total Adjusted EBITDA can be found later in this release.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

EBITDA AND ADJUSTED EBITDA

Management discloses EBITDA and Adjusted EBITDA because it believes they are useful in evaluating the Company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items, as presented below, that may vary for reasons unrelated to overall operating performance. In addition, management utilizes Adjusted EBITDA to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and Adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, management believes that EBITDA and Adjusted EBITDA are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$29.4	($318.5)	($15.8)	($244.7)
Non-controlling interest	—	—	(0.1)	—
Interest expense	5.1	8.7	18.3	27.2
Income tax provision (benefit)	12.1	(28.7)	13.9	(1.5)
Depreciation and amortization expense	28.0	30.5	83.1	95.4
EBITDA	74.6	(308.0)	99.4	(123.6)
Asset impairment charges	2.8	391.0	98.0	391.0
Restructuring, integration and other costs	18.9	29.7	59.1	53.7
CEO transition costs	—	1.1	—	8.6
Share-based compensation expense	6.2	5.4	15.4	14.0
Acquisition transaction costs	—	—	—	0.2
Certain legal-related expense	—	—	(2.2)	6.4
Loss on sales of customer lists	—	0.1	—	0.2
Adjusted EBITDA	$102.5	$119.3	$269.7	$350.5

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of ongoing operations, management believes that Adjusted Diluted EPS provides useful comparable information to assist in analyzing the Company's current and future operating performance. As such, Adjusted Diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider Adjusted Diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$29.4	($318.5)	($15.8)	($244.7)
Non-controlling interest	—	—	(0.1)	—
Net income (loss) attributable to Deluxe	29.4	(318.5)	(15.9)	(244.7)
Asset impairment charges	2.8	391.0	98.0	391.0
Acquisition amortization	13.7	16.4	42.0	54.2
Restructuring, integration and other costs	18.9	29.7	59.1	53.7
CEO transition costs	—	1.1	—	8.6
Share-based compensation expense	6.2	5.4	15.4	14.0
Acquisition transaction costs	—	—	—	0.2
Certain legal-related expense	—	—	(2.2)	6.4
Loss on sales of customer lists	—	0.1	—	0.2
Adjustments, pre-tax	41.6	443.7	212.3	528.3
Income tax provision impact of pre-tax adjustments(1)	(9.4)	(52.4)	(39.7)	(71.3)
Adjustments, net of tax	32.2	391.3	172.6	457.0
Adjusted net income	61.6	72.8	156.7	212.3
Income allocated to participating securities	—	(0.1)	(0.1)	(0.3)
Re-measurement of share-based awards classified as liabilities	—	0.1	(0.8)	0.1
Adjusted income attributable to Deluxe available to common shareholders	$61.6	$72.8	$155.8	$212.1

Weighted-average dilutive shares	42.0	42.5	42.0	43.3
Adjustment(2)	—	0.2	0.1	0.1
Adjusted weighted-average dilutive shares	42.0	42.7	42.1	43.4

GAAP Diluted EPS	$0.70	($7.49)	($0.40)	($5.65)
Adjustments, net of tax	0.77	9.20	4.10	10.53
Adjusted Diluted EPS	$1.47	$1.71	$3.70	$4.88

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as asset impairment charges, share-based compensation expense and CEO transition costs, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) The adjustment to total weighted-average dilutive shares is due to the net loss reported in certain of the periods presented. During these periods, the GAAP EPS calculations excluded a higher number of share-based compensation awards because they were antidilutive.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Net debt is not a GAAP financial measure. Nevertheless, management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt and that there is less Company debt than the most comparable GAAP measure indicates.

	September 30, 2020	December 31, 2019	September 30, 2019
Total debt	$1,040.0	$883.5	$924.0
Cash and cash equivalents	(310.4)	(73.6)	(73.5)
Net debt	$729.6	$809.9	$850.5

FREE CASH FLOW

Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the Company’s asset base. Free cash flow is limited and not all of the Company’s free cash flow is available for discretionary spending, as the Company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as share repurchases, dividends, mandatory and discretionary debt reduction and acquisitions or other strategic investments.

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$166.8	$208.0
Purchases of capital assets	(42.7)	(49.7)
Free cash flow	$124.1	$158.3

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

LIQUIDITY

Management considers liquidity to be an important metric for demonstrating the amount of cash that is available or that could be readily available to the Company on short notice. This financial measure is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement enhances investors’ understanding of the funds that are currently available to the Company.

September 30, 2020
Cash and cash equivalents	$310.4
Amounts available for borrowing under revolving credit facility	102.6
Liquidity	$413.0

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